UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a-12

IMMUNE THERAPEUTICS, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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IMMUNE THERAPEUTICS, INC.

37 North Orange Ave, Suite 607, Orlando, FL 32801

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF

PROXY MATERIALS FOR IMMUNE THERAPEUTICS, INC.

To the Shareholders of Immune Therapeutics, Inc.:

NOTICE IS HEREBY GIVEN to you as a stockholder of Immune Therapeutics, Inc., a Florida corporation (which we refer to in this Notice as the “Company,” “we,” “us” or “our”), that the Company is soliciting the votes of shareholders by written consent (“written consent”) to approve certain actions proposed by the Company’s Board of Directors, as more fully described in the accompanying proxy statement (the “Proxy Statement”). This notice presents only an overview of the more complete Proxy Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Proxy Statement and other proxy materials.

Written consents are being solicited on the Company’s behalf by certain of its officers in person, by telephone and electronic communication for the following corporate actions:

●	Authorize the Company to issue up to 10,000,000 shares of preferred stock (“the Preferred Authorization”), and designate 1,000,000 of such preferred shares as Series D Preferred Stock (“Series D Designation”) (Proposal No. 1);

●	Effect a reverse stock split (the “Reverse Split”) at a ratio between 800-to-1 and 1,000-to-1, to be determined by the Company’s Board of Directors (Proposal No. 2);

●	Change the Company’s name to Immune One, Inc. (the “Name Change”) (Proposal No. 3);

Written consents must be received no later December 31, 2018; however, once the requisite number of written consents have been received, the Company will no longer solicit written consents and the actions will be deemed approved.

On behalf of the Board of Directors,

/s/ Noreen Griffin
Name:	Noreen Griffin
Chief Executive Officer and Director

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14A PROMULGATED THERETO

IMMUNE THERAPEUTICS, INC.

37 North Orange Ave, Suite 607, Orlando, FL 32801

PROXY STATEMENT

(PRELIMINARY)

[NOTICE DATE]

A NOTICE OF THE INTERNET AVAILABILITY OF THIS PROXY STATEMENT IS BEING MAILED ON OR ABOUT [NOTICE DATE] TO STOCKHOLDERS OF RECORD ON NOVEMBER 25, 2018.

Why am I receiving these materials?

Immune Therapeutics, Inc. (the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of written consent from shareholders of record as of November 25, 2018 (the “Record Date”) for the corporate actions described herein (the “Actions”). These materials were first sent or made available to shareholders on [NOTICE DATE].

Written consents will be directly solicited on the Company’s behalf by certain of its officers in person, by telephone or via electronic communication from shareholders with which the officers have existing relationships and who hold the Requisite Consent (below defined).

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its Actions and the cost to the Company associated with the physical printing and mailing of materials.

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What is included in these materials?

These materials include:

-The Company’s annual report filed April 2, 2018

-This Proxy Statement

If you requested printed versions by mail, these materials also include a written consent form.

What are the Actions for which written consent is being sought?

The Company is seeking written consent for the following Actions:

●	Authorize the Company to issue up to 10,000,000 shares of preferred stock (“the Preferred Authorization”), to be designated and issued by the Company’s Board of Directors, except for 1,000,000 of such preferred shares will be designated by the written consent (“Series D Designation”) as Series D Convertible Preferred Stock, with the rights and privileges describe in the “Certificate of Designation” attached hereto (Proposal No. 1);

●	Effect a reverse stock split (the “Reverse Split”) of the Company’s common stock at a ratio between 800-to-1 to 1,000-to-1, to be determined by the Company’s Board of Directs no later than December 31, 2019 (Proposal No. 2); and

●	Change the Company’s name to Immune One, Inc. (the “Name Change”) (Proposal No. 3);

What are the Board’s voting recommendations?

As of the date of this Proxy Statement, no member of the Board of Directors of the Company (the “Board”) has informed us that he/she intends to oppose any of the proposed Actions. The Board recommends that you give written consent:

●	“FOR” the Preferred Authorization and Series D Designation (Proposal No. 1);

●	“FOR” the Reverse Split (Proposal No. 2);

●	“FOR” the Name Change (Proposal No. 3);

When can I give written consent?

Written consents will be solicited from [NOTICE DATE] until the earlier of December 31, 2018 or the date the Company receives the Requisite Consent (the “Deadline Date”). Written consents will be solicited from select shareholders holding the Requisite Consent; however, any shareholder may submit a written consent, in the manner indicated below, on or before the Deadline Date.

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Can I change or revoke my written consent?

Your written consent may be changed or revoked at any time prior to the Deadline Date by providing the Company written notice of such revocation, which must be received by the Company prior to the Deadline Date.

What rights do dissenters have?

Under the Florida Business Corporation Act and our Articles of Incorporation and Bylaws, no stockholder has any right to dissent to the Actions, nor is any stockholder entitled to appraisal of or payment for their shares of our stock.

Do any officers or directors have any special interest in the Actions?

No executive officer or director of the Company has any substantial interest in the Actions that is different from the other shareholders of the Company.

If the Actions are approved, when will they take effect?

The Actions will become fully effective no sooner than 40 days after [NOTICE DATE] and no later than December 31, 2019.

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 37 North Orange Ave, Suite 607, Orlando, FL 32801. The Company’s main telephone number is 888-613-8802.

What is the Company’s fiscal year?

The Company’s fiscal year is same as the calendar year, ending on December 31. Unless otherwise stated, all information presented in this Proxy Statement is based on the Company’s fiscal calendar.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted an SEC-approved procedure called “householding.” Under this procedure, the Company delivers a single copy of the Notice and, if applicable, this Proxy Statement to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders. This procedure reduces the Company’s printing and mailing costs, and the environmental impact of its Actions. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement to any shareholder at a shared address to which the Company delivered a single copy of any of these documents.

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To receive free of charge a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, shareholders may write or call the Company at the following:

Immune Therapeutics, Inc.
37 North Orange Ave, Suite 607
Orlando, FL 32801
888-613-8802

Shareholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I get electronic access to the proxy materials?

The Company’s proxy materials are available at www.immunetherapeutics.com/ investors/secfilings/. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement.

Who may give written consent?

Each share of the Company’s common stock has one vote on each Action. Only shareholders of record as of the close of business on the Record Date are entitled to give written consent on any or all of the Actions. As of the Record Date, there were approximately 434,322,060 shares of the Company’s common stock issued and outstanding, held by approximately 832 holders of record. In addition to shareholders of record of the Company’s common stock, beneficial owners of shares held in street name as of the Record Date can vote using the methods described below. However, the Company is not soliciting written consents from all shareholders of record, but rather from only certain shareholders holding the Requisite Consent with which officers of the Company have a direct relationship. You may nonetheless submit a written consent, in the manner detailed below, for any or all of the Actions, should you desire.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, ClearTrust, LLC (“ClearTrust”), you are considered the shareholder of record with respect to those shares, and the Notice was sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote your shares.

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If I am a shareholder of record of the Company’s shares, how do I give written consent?

If you are a shareholder of record, you may give written consent as follows:

●	Via Email. The Company intends to directly solicit certain shareholders holding the Requisite Consent via phone, in person communications and email. Such shareholders may return their written consents to the Company via email to the email address provided by the Company to such shareholders at the time of solicitation.

●	By Mail. If you have not been solicited directly by an officer of the Company, you may give written consent by filling out the written consent form and returning it to the Company’s address listed above prior to the Deadline Date.

If I am a beneficial owner of shares held in street name, how do I give written consent?

If you are a beneficial owner of shares held in street name, you may give written consent as follows:

●	By Mail. If you have not been solicited directly by an officer of the Company, you may give written consent by proxy by filling out the written consent form and returning it to the Company’s address listed above prior to the Deadline Date with a “legal proxy” from the organization that holds your shares. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

How are proxies voted?

The Company is seeking proxies via the written consent. You must submit a written consent for your shares to be counted towards the Requisite Consent and, where a shareholder specifies by means of the written consent a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

What happens if I do not give written consent to any specific Action?

Shareholders of Record. If you are a shareholder of record and you:

●	Indicate that you wish to give consent as recommended by the Board; or

●	Sign and return a written consent without indicating to which Actions you are giving written consent,

then you will be deemed to have given written consent to all proposals recommended by the Board on all matters presented in this Proxy Statement. If you do not return a written consent, your shares will not be counted towards the Requisite Consent.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

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Which ballot measures are considered “routine” or “non-routine”?

The Name Change (Proposal 3) is considered a routine matter. All other Proposals to which this Proxy Statement pertains are considered “non-routine” matters.

What is the requirement to approve each of the proposals (the “Requisite Consent”)?

The Preferred Authorization and Series D Designation (Proposal 1), require the affirmative vote of two-thirds of the Company’s outstanding shares, or approximately 289,548,040 shares.

Approval of Proposals 2 and 3 requires the affirmative vote of shareholders holding a majority of the voting interests of the Company, or approximately 217,161,031 shares.

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are not counted towards the Requisite Consent. Only “FOR” votes are counted for purposes of determining whether the Requisite Consent has been met.

Who will serve as the inspector of election?

The Company’s CEO will serve as the inspector of election.

Is my vote confidential?

Written consents that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

●	As necessary to meet applicable legal requirements;

●	To allow for the tabulation and certification of votes; and

●	To facilitate a successful proxy solicitation.

Where can I find the results of the Actions?

Following the Deadline Date, the Company will publish the final voting results in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Deadline Date.

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Who is paying the costs of this proxy solicitation?

The Company is paying the costs of the solicitation of written consents, including mailing and shipping costs.

The Company must also pay brokerage firms, banks, broker-dealers or other similar organizations representing beneficial owners of shares held in street name certain fees associated with:

●	Forwarding the Notice to beneficial owners;

●	Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

●	Obtaining beneficial owners’ voting instructions.

In addition, certain of the Company’s officers, without additional compensation, will solicit written consents on the Company’s behalf in person, by telephone, or by electronic communication.

Will the proposed Actions have any federal income tax consequences?

The description of federal income tax consequences of the Actions contained herein is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this Proxy Statement. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Actions.

We believe that the Actions will not have federal income tax effects. The Company should not recognize gain or loss as a result of the Actions.

What effect will the Actions have on authorized and outstanding shares?

The rights and preferences of shares of our Common Stock subsequent to the Actions will remain the same. We do not anticipate that the number of our stockholders, or any aspect of our current business plan, will materially change as a result of these changes. The Actions will affect all of our stockholders uniformly. The Reverse Split and Preferred Authorization will have the effect of diluting current shareholders.

When will shares of Preferred Stock be issued?

Following the Preferred Authorization, shares of Preferred Stock will be designated and issued by the Board in its sole discretion in such amounts and at such times as approved by the board. Preferred Stock may be issued for services or for payment received by the Company. The reason for the Preferred Authorization and Series D Designation is to provide the Company with more options for acquiring skilled personnel, retiring debt and generating capital. The value of Preferred Stock provided in exchange for services or monies has not yet been established.

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What are the rights, privileges, and restrictions of Series D Convertible Preferred Stock?

Following the Series D Designation, holders of Series D Convertible Preferred Stock (“Series D Holders”) shall have rights, privileges, and restrictions detailed in the Certificate of Designation attached hereto, including but not limited to, the following:

●	Series D Holders shall not be entitled to receive dividends or other distributions.

●	Each share of Series D Convertible Preferred Stock shall have a “Face Value” of $2.00.

●	Each share of Series D Convertible Preferred Stock shall be convertible, at the option of the Series D Holders, at any time following the issuance of such shares of Series D Convertible Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock equal to the aggregate Face Value of the Series D Convertible Preferred Stock being converted, divided by the “Exercise Price.” The “Exercise Price” shall be $0.10, as adjusted from time to time.

●	If the Company at any time subdivides its Common Stock, by split-up or stock split, or otherwise, or combines its Common Stock, or issues additional shares of its Common Stock as a dividend, the number of shares of Common Stock issuable upon the conversion of each share of Series D Convertible Preferred Stock shall be automatically increased proportionately in the case of a subdivision, split, or stock dividend, or proportionately decreased in the case of a combination; provided, however, that in the case of combination, the common stock into which the Series D Convertible Preferred Stock may be converted may not be decreased by a ratio of more than 10:1.

●	If the Company effects a consolidation or merger pursuant to which holders of Common Stock become entitled to receive other stock, securities, or property of another corporation for cash, or in the case of any conveyance of all or substantially all of the assets of the Company to another corporation, the Company shall mail to each Series D Holder, at least thirty (30) days prior to the consummation of such event, a notice thereof and each such holder shall have the option to convert such holder’s shares of Series D Convertible Preferred Stock into Common Stock and thereafter receive the number of shares of Common Stock and any other securities, property, or cash, as the case may be, which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such Series D Convertible Preferred Stock would be entitled to receive.

●	In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the assets of the Company available for distribution to its stockholders shall be distributed pro rata to Series D Holders on an “as converted” basis into Common Stock.

●	Series D Holders have no voting rights. Except as required by law, the Series D Holders shall not be entitled to notice of any stockholder’s meeting.

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Where can I find more information?

Information is available by request or can be accessed on the internet. Reports, proxy statements and other information filed with the SEC by the Company can be accessed electronically by means of the Securities and Exchange Commission’s home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.otcmarkets.com.

You may also read and copy any materials that we file with the Securities and Exchange Commission at the commission’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. A copy of any public filing is also available to any shareholder at no charge upon written request to the Company by providing an e-mail or facsimile number.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events or otherwise.

INCORPORATION BY REFERENCE

The Company’s financial statements, supplementary financial information, changes and disagreements with accountants, manager discussion and analysis, and quantitative and qualitative disclosures about market risk from its Annual Report filed on Form 10-K on April 2, 2018 are incorporated herein by reference. No representative from the Company’s accountant is expected to make a statement or be available for questions regarding the Actions.

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Appendix A

WRITTEN CONSENT OF THE
SHAREHOLDERS OF IMMUNE THERAPEUTICS, INC.

The undersigned, being the Shareholders (the “Shareholders”) of Immune Therapeutics, Inc., a Florida corporation (the “Company”) holding the number of shares required to approve the below actions, pursuant to the Florida Business Corporation Act and the Bylaws of the Company, hereby consent to the following actions and hereby adopt and approve the following recitals and resolutions by written consent.

WHEREAS, the Shareholders believe it is in the best interest of the Company to authorize the Company to issue up to 10,000,000 shares of preferred stock, par value $0.0001, with the rights and privileges as designated by the Directors, and to designate 1,000,000 of such preferred shares as Series D Preferred Stock, with the rights and privileges as included in the attached “Certificate of Designation” (Proposal 1);

WHEREAS, the Shareholders believe it in the best interest of the Company to effectuate a reverse stock split of the Company’s common stock (“Reverse Split”) at a ratio between 800-to-1 and 1,000-to-1, as determined by the Directors; provided, however, that the Reverse Split must be consummated prior to December 31, 2019 (Proposal 2); and

WHEREAS, the Shareholders wish the Company to change its name to Immune One, Inc. (“Name Change”) (Proposal 3);

NOW, THEREFORE, BE IT RESOLVED, that the Company shall be authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001.

FURTHER RESOLVED, that from the 10,000,000 authorized shares of preferred stock, 1,000,000 shares will be designated as Series D Preferred Stock, with the rights and privileges as included in the attached Certificate of Designation, which each Shareholder acknowledges it has read and approves.

FURTHER RESOLVED, that from the undesignated shares of preferred stock, the Company’s Board of Directors is authorized to, by written resolution, (1) designate wholly unissued series of preferred stock, (2) direct the issuance of the preferred stock in one or more series, (3) fix the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any wholly unissued series of the preferred stock, (4) fix the number of shares for any wholly unissued series of preferred stock, and (5) increase or decrease the number of shares of any wholly unissued series of preferred stock.

FURTHER RESOLVED, that the Reverse Split is approved.

FURTHER RESOLVED, the Name Change is approved.

A-1

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed to take all such further actions and to execute and deliver, in the name of and on behalf of the Company, any and all such further documents, agreements, certificates, instruments and undertakings, and to incur all such fees and expenses, as they or any of them may deem necessary or advisable to carry out the purpose of the foregoing resolution and that the taking of each such action, the execution and delivery of each such document or instrument, and the payment of each such expense shall be conclusive evidence of its necessity and advisability.

FURTHER RESOLVED, that any and all actions taken by the officers of the Company prior to the date hereof and contemplated by the foregoing resolutions are hereby adopted and approved as the acts and deeds of the Company.

The undersigned hereby agrees that this written consent may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed one action.

IN WITNESS WHEREOF, the undersigned Shareholder, by his/her/its signature hereunder, waives any requirement of notice required by law or the Company’s Bylaws, and executes this written consent as of the ___ day of _____________________, 2018 to approve the following Proposals (check all that apply).

Proposal 1
Proposal 2
Proposal 3

Follow Board Recommendations

Shareholder Signature	Signature of spouse, partner, or joint tenant

Printed:

Shares Held:

A-2

Appendix B

CERTIFICATE OF DESIGNATION OF RIGHTS, PRIVILEGES, PREFERENCES AND
RESTRICTIONS OF SERIES D CONVERTIBLE PREFERRED STOCK
OF IMMUNE THERAPEUTICS, INC.

The undersigned, CEO and Secretary of Immune Therapeutics, Inc. (the “Corporation”), hereby certify the following:

The Corporation is authorized to issue ten million (10,000,000) shares of preferred stock, par value $0.0001 (“Preferred Stock”). Pursuant to resolutions adopted by the Unanimous written consent of the Board of Directors effective on or around November 25, 2018, and the written consent of over two thirds of the Corporation’s issued and outstanding voting shares (collectively, the “Consent”) the Corporation has adopted resolutions establishing a series of Preferred Stock from its authorized shares of Preferred Stock, designated Series D Preferred Stock, consisting of one million (1,000,000) shares (the “Series D Stock”), with certain rights, privileges, preferences and restrictions as set forth in this Certificate of Designation of Rights, Privileges, Preferences and Restrictions of Series D Convertible Preferred Stock of Immune Therapeutics, Inc. (“Certificate of Designation”) as follows:

1.0 Designation and Rank

A new series of Preferred Stock from the Corporation’s authorized shares of Preferred Stock is hereby created, designated Series D Convertible Preferred Stock, consisting of one million (1,000,000) shares, with certain rights, privileges, preferences and restrictions as herein set forth. Each share of Series D Stock shall have a “Face Value” of $2.00.

2.0 Dividend Rate and Rights

Holders of the Series D Stock shall not be entitled to receive dividends or other distributions with or without the holders of the Corporation’s Common Stock.

3.0 Conversion into Common Stock

3.1 Conversion.

Each share of Series D Stock shall be convertible, at the option of the holder thereof and subject to notice requirements of paragraph 3.2, at any time following the issuance of such shares of Series D Stock, into such number of fully paid and non-assessable shares of the Common Stock as is equal to the aggregate Face Value of the Series D Preferred Stock being converted, divided by the “Exercise Price.” The “Exercise Price” shall be $0.10 per share, as adjusted per the terms hereof.

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3.2 Notice of Conversion.

Holders of Series D Stock may convert at any time by providing the Corporation with written notice to the Corporation (“Notice to Convert”). The Notice to Convert will state the number of Series D Preferred Stock being converted, the Exercise Price, the number of shares of Common Stock to be received and the name, tax identification number and address to which the Common Stock should be registered.

3.3 Mechanics of Conversion.

No fractional shares of Common Stock shall be issued upon conversion of Series D Stock and the number of shares of Common Stock to be issued shall be determined by rounding to the nearest whole share (a half share being treated as a full share for this purpose). Such conversion shall be determined on the basis of the total number of shares of Series D Stock the holder has at the time and is converting into Common Stock and such rounding shall apply to the number of shares of Common Stock issuable upon aggregate conversion. Before any holder shall be entitled to convert, he shall surrender the certificate or certificates representing Series D Stock to be converted, duly endorsed or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable after delivery of such certificates, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver to such holder of Series D Stock a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Stock to be converted. Notwithstanding anything to the contrary contained in this Certificate of Designation, no Holder of Series D Stock may effect any conversion of any Series D Stock, to the extent (but only to the extent) that such Holder or any of its affiliates would beneficially own in excess of 4.99% of the then issued and outstanding shares of Common Stock.

3.4 Adjustments to Conversion Price—Recapitalization.

If the Corporation shall at any time subdivide the Common Stock, by split-up or stock split, or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of shares of Common Stock issuable upon the conversion of each share of Series D Stock shall forthwith be automatically increased proportionately in the case of a subdivision, split or stock dividend, or proportionately decreased in the case of a combination; provided, however, that in the case of combination, the number of shares of Common Stock issuable upon the conversion of each share of Series D Stock may not be decreased by a ratio of more than 10:1. Appropriate adjustments shall also be made to the Face Value, Exercise Price and other applicable amounts. Any adjustment under this Section 3.4 shall become effective automatically at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

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3.5 Adjustments to Conversion Price—Merger or Reorganization.

In case of any consolidation or merger of the Corporation as a result of which holders of Common Stock become entitled to receive other stock or securities or property of another corporation for cash, or in the case of any conveyance of all or substantially all of the assets of the Corporation to another corporation, the Corporation shall mail to each holder of Series D Stock at least Thirty (30) days prior to the consummation of such event, a notice thereof and each such holder shall have the option to convert such holder’s shares of Series D Stock into Common Stock pursuant to this Paragraph 3 and thereafter receive the number of shares of Common Stock or other securities or property, or cash, as the case may be, to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series D Stock would have been entitled upon conversion pursuant to Section 8.1(a) hereof.

3.6 Leak Out

Holders of Series D Stock may not to sell, transfer, or otherwise dispose of Common Stock received as a result of conversion of Series D Stock in an amount more than 1% of the Corporation’s issued and outstanding Common Stock each calendar month. The Company may place appropriate legends on the Common Stock converted from Series D Stock indicating the foregoing restrictions.

4.0 No Impairment

The Corporation will not, by amendment of its Articles of Incorporation or by amendment to the Certificate of Designation of the Rights, Privileges, Preferences and Restrictions of Series D Convertible Preferred Stock establishing Series D Stock, which shall be prepared as a separate document and filed with the requisite regulatory agencies and state registry, or by resolutions adopted subsequent to the date hereof, or through any reorganization, transfer of assets, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 4, and in the taking of all such actions as may be necessary or appropriate in order to protect against the impairment of the conversion rights of holders of the Series D Stock.

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5.0 Reissuance of Certificates upon Adjustments

No share or shares of Series D Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued as Series D Stock, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Corporation.

6.0 Notices of Record Date

In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in a previous quarter) or other distribution, the Corporation shall mail to each holder of shares of Series D Stock at least Ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of paying such dividend or distribution.

7.0 Common Stock Reserved

The Corporation shall take such action as is necessary, and to amend its Articles of Incorporation, if required, to have authorized such number of shares of Common Stock as shall from time to time be sufficient to effect (a) conversion of the Series D Stock into Common Stock.

8.0 Liquidation Preference

8.1 Distribution upon Liquidation.

In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the assets of the Corporation available for distribution to its stockholders shall be distributed pro rata to the holders of the Series D Stock and Common Stock (in the case of the Preferred Stock, on an “as converted” basis into Common Stock).

8.2 Definition of Liquidation.

For purposes of this Section and unless a majority of the holders of the Series D Stock affirmatively vote or agree by written consent to the contrary, a Liquidation shall be deemed to include (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) and (ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporations acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

8.3 Distributions upon Sales or Liquidation for other than Securities.

If any of the assets of the Corporation are to be distributed other than in cash under this Section, then the board of directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Series D Stock or Common Stock. The Corporation shall, upon receipt of such appraiser’s valuation, give prompt written notice to each holder of shares of Preferred Stock or common Stock of the appraiser’s valuation.

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9.0 Voting Rights.

Holders of the Series D Stock have no voting rights. Except as required by law, the holders of shares of Series D Stock shall not be entitled to notice of any stockholder’s meeting.

10.0 Legends

Upon conversion, the Corporation may place standard restrictive legends on the Common Stock.

11.0 Reissuance.

No share or shares of Series D Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued as Series D Stock, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Corporation.

12.0 Notices

Unless otherwise specified in the Corporation’s Articles of Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to its principal executive offices, and if to the holder of any shares of Series D Stock, shall be delivered to it at its address as it appears on the stock records of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Rights, Privileges, Preferences and Restrictions of Series D Convertible Preferred Stock of Immune Therapeutics, Inc. to be signed by the Corporation’s President and Secretary effective this ____ day of _____________, 20____.

Immune Therapeutics, Inc.

By:
Noreen Griffin, CEO

By:
Peter Aronstam , Secretary

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